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                          [Latham & Watkins letterhead]              EXHIBIT 5.1

                               September 22, 2000

Digital Lava Inc.
13160 Mindanao Way, Suite 350
Marina del Rey, California  90292

         Re:      1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the offer and sale of an additional 1,000,000 shares of Common Stock (the "Shares"), $.0001 par value per share, to be offered and sold by Digital Lava Inc., a Delaware corporation (the "Company"), pursuant to the Company's 1996 Incentive and Non-Qualified Stock Option Plan, as amended (the "Plan").

         In our capacity as the Company's counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization and registration of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the internal laws of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance of the Shares pursuant to the terms and conditions of the Plan and related stock option agreements entered into in accordance with the Plan and the delivery and payment therefor of legal consideration in excess of the aggregate par value of the Shares issued, the Shares will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement.

                                                           Very truly yours,

                                                           /s/ Latham & Watkins